Exhibit 10.6

NEITHER THIS WARRANT, NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF, HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND ACCORDINGLY MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION ACCEPTABLE TO THE COMPANY.

COMMON STOCK PURCHASE WARRANT

Warrant to Purchase Shares of Common Stock of

Microfluidics International Corporation

This COMMON STOCK PURCHASE WARRANT (this “Warrant”) certifies that, for value received, Global Strategic Partners, LLC (“GSP”) is entitled to purchase from Microfluidics International Corporation, a Delaware corporation (the “Company”), that number of shares (the “Warrant Shares”) of the Company’s common stock, par value $.01 per share (the “Common Stock”) that, when combined with the Common Stock issuable upon the conversion of the entire principal balance of the Debenture (as defined below), constitutes a total of up to fifty percent (50%) of the total number shares of the Company’s Common Stock then outstanding on a fully diluted basis, all upon the terms and subject to the limitations hereinafter set forth.  This Warrant has been issued contemporaneously with the sale by the Company to GSP of the Company’s 9% Convertible Debenture (the “Debenture”) in the principal amount of Five Million Dollars ($5,000,000).

1.             Exercise of Warrant.  This Warrant shall be exercisable in two tranches hereinafter referred to as the “Tranche One Exercise” and the “Tranche Two Exercise”.

(a)           Tranche One Exercise.  The aggregate number of Warrant Shares that may be purchased pursuant to one or more Tranche One Exercises of this Warrant (the “Tranche One Maximum”) shall be that number of whole shares of the Common Stock calculated to equal (or exceed by no more than one whole share):  (a) forty percent (40%) of the total number of shares of the Company’s Common Stock then outstanding on a fully diluted basis, minus (b) that number of shares of the Company’s Common Stock that GSP is or was entitled to acquire (or has theretofore acquired) upon exercise of the conversion privilege of the Debenture.  Notwithstanding the previous sentence, if all or any portion of the principal amount of the Debenture has been prepaid by the Company prior to the third anniversary of the date of the Debenture, then the Tranche One Maximum shall also include a number of shares of the Company’s Common Stock equal to (x) the amount of the Debenture’s principal amount that was so repaid by the third anniversary of the date of the Debenture divided by (y) 1.25 (the “Prepayment Shares”).

Tranche One Exercises of this Warrant may be made at any time, and from time to time, on or before 5:00 P.M. EST on the Termination Date (as defined below) by the tender to the Company of:  (i) a Tranche One Notice of Exercise form annexed hereto as Exhibit A duly executed and (ii) receipt by the Company of the Tranche One Exercise Price (as hereinafter defined) of the Warrant Shares thereby purchased in immediately available funds.

The Tranche One Exercise Price shall be two dollars ($2.00) per share, subject to adjustment as described in Sections 8 and 9 hereof.

(b)           Tranche Two Exercise.  The aggregate number of Warrant Shares that may be purchased pursuant to one or more Tranche Two Exercises of this Warrant (the “Tranche Two Maximum”) shall be that number of whole shares of the Common Stock calculated to at least equal (or exceed by no more than one whole share):  (a) fifty percent (50%) of the total number of shares of the Company’s Common Stock then outstanding on a fully diluted basis, minus (b) the total number of shares of the Company’s Common Stock that GSP is or was entitled to acquire (or has theretofore acquired) upon: (i) exercise of the conversion privilege of the Debenture, and (ii) the Tranche One Exercise, plus (c) the Prepayment Shares.  No Tranche Two Exercise may be made unless and until the full number of shares exercisable pursuant to Tranche One Exercises have been purchased.

Tranche Two Exercises of this Warrant may be made at any time, and from time to time, on or before 5:00 P.M. EST on the Termination Date (as defined below) by the tender to the Company of:  (i) a Tranche Two Notice of Exercise form annexed hereto as Exhibit B duly executed and (ii) receipt by the Company of the Tranche Two Exercise Price (as hereinafter defined) of the Warrant Shares thereby purchased in immediately available funds.

The Tranche Two Exercise Price shall be three dollars ($3.00) per share, subject to adjustment as described in Sections 8 and 9 hereof.

(c)           Termination Date.  Subject to the other conditions stated herein, this Warrant shall expire and be of no further force or effect on the earlier to occur of:  (i) the seventh (7th) anniversary of the date hereof, (ii) the third (3rd) anniversary of the date hereof in the event that the Company has retired the Debenture on or before said third (3rd) anniversary, or (iii) such time as GSP has acquired fifty percent (50%) of the total number of shares of the Company’s Common Stock then outstanding on a fully diluted basis.

(d)           Payment for Shares.  The aggregate purchase price for Warrant Shares being purchased hereunder may be paid either (i) by cash or wire transfer of immediately available funds, (ii) by surrender of a number of Warrant Shares which have a fair market value equal to the aggregate purchase price of the Warrant Shares being purchased (“Net

Issuance”) as determined herein, or (iii) any combination of the foregoing.  If GSP elects the Net Issuance method of payment, the Company shall issue to GSP upon exercise a number of shares of Warrant Shares determined in accordance with the following formula (to the extent that GSP is exercising this Warrant with respect to Warrant Shares received in connection with both Tranche One and Tranche Two, the following formula shall be applied separately with respect to each Tranche):

X=	Y(A-B)
A

where:    X =          the number of Warrant Shares to be issued to GSP;

Y =                              the number of Warrant Shares with respect to which GSP is exercising its purchase rights under this Warrant;

A =                            the fair market value of one (1) share of the Warrant Shares on the date of exercise; and

B =                              the applicable Tranche exercise price.

No fractional shares arising out of the above formula for determining the number of shares to be issued to GSP shall be issued, and the Company shall in lieu thereof make payment to GSP of cash in the amount of such fraction multiplied by the fair market value of one (1) share of the Warrant Shares on the date of exercise.  For purposes of the above calculation, the fair market value of one (1) share of the Warrant Shares shall mean (a) if the Common Stock is then traded on a securities exchange, the average of the closing prices of such Common Stock on such exchange over the thirty (30) calendar day period (or portion thereof) ending three (3) days prior to the date of exercise, multiplied by the number of shares of Common Stock into which each share of the Warrant Shares is then convertible, (b) if the Common Stock is then regularly traded over-the-counter, the average of the closing sale prices or secondarily the closing bid of such Common Stock over the thirty (30) calendar day period (or portion thereof) ending three (3) days prior to the date of exercise, multiplied by the number of shares of Common Stock into which each share of the Warrant Shares is then convertible, or (c) if there is no active public market for the Common Stock, the fair market value of one share of the Warrant Shares as determined in good faith by GSP and the Company.

(e)           Issuance of Certificates.  Upon completing any Tranche One Exercise or any Tranche Two Exercise, GSP shall be entitled to receive a certificate for the number of Warrant Shares so purchased within three (3) trading days after the date on which this Warrant shall have been exercised as aforesaid.

2.             Fractional Shares.  This Warrant shall b exercisable for whole numbers of Warrant Shares, and no fractional shares shall be issued upon the exercise of this Warrant.

3.             Closing of Books.  The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

4.             Rights as Shareholder.  This Warrant does not entitle GSP to any voting rights or other rights as a shareholder of the Company prior to an effective exercise.

5.             Loss, Theft, Destruction or Mutilation of Warrant.  The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor in lieu of such Warrant or stock certificate.

6.             Authorization of Shares.  The Company covenants that all Warrant Shares that may be issued upon the exercise of the purchase rights represented by this Warrant will be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).  To the extent that the Company does not at any time have the number of shares of its Common Stock authorized for issuance sufficient to satisfy the number of Warrant Shares exercisable hereunder, the Company shall use its best efforts to amend its Certificate of Incorporation at its next Annual Meeting of the Stockholders, which meeting shall be held no later than June 30, 2009, to increase its duly authorized shares of Common Stock by such number as would be sufficient to permit GSP to exercise this Warrant in full and exercise its conversion rights in the Debenture.

7.             Saturdays, Sundays, Holidays, etc.  If the Termination Date, or any other date for the taking of any action or the expiration of any right granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday (a “Business Day”).

8.             Adjustments of Exercise Price and Number/Kind of Warrant Shares.  The number and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following.  In case the Company shall:  (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number and kind of securities purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that GSP shall be entitled to receive the number and kind of securities of the Company (the “Adjusted Warrant Shares”) which it would have owned or have been entitled to receive had this Warrant been exercised in advance thereof.  Upon each such adjustment, GSP shall thereafter be entitled to purchase the number of Adjusted Warrant Shares at the Tranche One Exercise Price or the Tranche Two Exercise Price per Adjusted Warrant Share obtained by multiplying such exercise price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Adjusted Warrant Shares resulting from such adjustment.  An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

9.             Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets.  In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Common Stock of the Company, then GSP shall have the right thereafter to receive, at the option of GSP, upon exercise of this Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a GSP of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event.  In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of Warrant Shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 9.  For purposes of this Section 9, “common stock of the successor or acquiring corporation” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock.  The foregoing provisions of this Section 9 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

10.           Notice of Adjustment.  Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted pursuant to Sections 8 or 9 herein, the Company shall give notice thereof to GSP, which notice shall state the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

11.           Notice of Corporate Action.  If at any time:

(a)           the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

(b)           there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation, or

(c)           there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases (but not in such cases if the rights of GSP or holders of Common Stock will not be materially affected thereby, as for example in the case of a merger to effect a change of domicile), the Company shall give to GSP (i) at least 20 days’ prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 20 days’ prior written notice of the date when the same shall take place.  Such notice in accordance with the foregoing clause also shall specify:  (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their Warrant Shares or Adjusted Warrant Shares for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up.  Each such written notice shall be sufficiently given if addressed to GSP at the last address of GSP appearing on the books of the Company and delivered in accordance with Section 12(c).

12.           Miscellaneous.

(a)           Jurisdiction.  This Warrant shall constitute a contract under the laws of the State of Delaware without regard to its conflict of law, principles or rules.

(b)           Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of GSP shall operate as a waiver of such right or otherwise prejudice GSP’s rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date.  If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to GSP, the Company shall pay to GSP such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by GSP in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(c)           Notices.  Any notice, request or other document required or permitted to be given or delivered by one party to the other shall be delivered in accordance with the notice provisions of the Debenture.

(d)           Limitation of Liability.  No provision hereof, in the absence of any affirmative action by GSP to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of GSP, shall give rise to any liability of GSP for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(e)           Remedies.  GSP, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(f)            Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the parties hereto; provided, however, that neither party may assign or transfer its rights or obligations hereunder without the prior written consent of the other party except to (i) its Affiliates or (ii) an entity that is the successor to substantially all of the business or assets of the assigning party relating to the performance of this Agreement.

(g)           Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and GSP.

(h)           Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(i)            Headings; Dollar Figures.  The headings used in this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.  All figures expressed in dollars shall be deemed to refer to U.S. dollars.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated:  November 14, 2008

MICROFLUIDICS INTERNATIONAL CORPORATION

By:	Michael C. Ferrara
Michael C. Ferrara, President and Chief Executive Officer

Exhibit A

TRANCHE ONE NOTICE OF EXERCISE

To:          Microfluidics International Corporation

(1)           The undersigned hereby elects to exercise to purchase Warrant Shares of Microfluidics International Corporation issuable pursuant to the Tranche One Exercise provisions of that certain Common Stock Purchase Warrant to which this notice was attached and tenders herewith payment of the exercise price, together with all applicable transfer taxes if any, therefor.

(2)           The number of Warrant Shares to be purchased pursuant to this Notice shall be                       .  The purchase price for said Warrant Shares shall be equal to such number of Warrant Shares multiplied by $2.00 per Warrant Share (subject to adjustment to such price per Warrant Share as provided in Sections 8 or 9 of the Common Stock Purchase Warrant).  The Purchase Price has been paid, in immediately available funds, to the Company contemporaneously with the delivery of this Notice.

(3)           Please deliver the certificate for the Warrant Shares to the following:

GLOBAL STRATEGIC PARTNERS, LLC

By:
Name:
Title:

Dated:

Exhibit B

TRANCHE TWO NOTICE OF EXERCISE

To:          Microfluidics International Corporation

(1)           The undersigned hereby elects to exercise to purchase Warrant Shares of Microfluidics International Corporation issuable pursuant to the Tranche Two Exercise provisions of that certain Common Stock Purchase Warrant to which this notice was attached and tenders herewith payment of the exercise price, together with all applicable transfer taxes if any, therefor.

(2)           The number of Warrant Shares to be purchased pursuant to this Notice shall be                       .  The purchase price for said Warrant Shares shall be equal to such number of Warrant Shares multiplied by $3.00 per Warrant Share (subject to adjustment to such price per Warrant Share as provided in Sections 8 or 9 of the Common Stock Purchase Warrant).  The Purchase Price has been paid, in immediately available funds, to the Company contemporaneously with the delivery of this Notice.

(3)           Please deliver the certificate for the Warrant Shares to the following:

GLOBAL STRATEGIC PARTNERS, LLC

By:
Name:
Title:

Dated: